Exhibit 21.1

COLUMBUS McKINNON CORPORATION
SUBSIDIARIES
(as of March 31, 2021)

CM Insurance Company, Inc. (US-NY)
Magnetek, Inc. (US-DE)
    Magnetek National Electric Coil, Inc. (US-DE)
Yale Industrial Products, Inc. (US-DE)
    Columbus McKinnon Hungary Finance Kft. (Hungary)
    Columbus McKinnon Hungary Holdings Kft. (Hungary)
        Columbus McKinnon Dutch Holdings 3 B.V. (The Netherlands)
    Morris Middle East, Ltd. (Cayman Islands)
        Eastern Morris Cranes Company Limited (49% Investment) (Saudi Arabia)
    Columbus McKinnon Limited (Canada)
    Columbus McKinnon Asia Pacific Pte. Ltd. (Singapore)
        Columbus McKinnon (Shanghai) International Trading Co. LTD (China)
            Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
    Columbus McKinnon Industrial Products Co. Ltd. (China)
    Columbus McKinnon Singapore Pte. Ltd. (Singapore)
            STAHL Cranesystems Shanghai Co. Ltd. (China)
    STAHL Cranesystems India Private Ltd. (India)
    Columbus McKinnon EMEA GmbH (Germany)
    Columbus McKinnon Industrial Products GmbH (Germany)
    Columbus McKinnon Corporation Ltd. (England)
        Magnetek (UK) Limited (England)
        Stahl Cranesystems Ltd. (England)
    Columbus McKinnon France S.a.r.l. (France)
                Columbus McKinnon Maghreb S.a.r.l AAU (Morocco)
    Société d’Exploitation des Raccords Gautier (France)
    Columbus McKinnon Italia S.r.l. (Italy)
    Columbus McKinnon Ibérica S.L.U. (Spain)
    Columbus McKinnon Benelux, B.V. (The Netherlands)
    CMCO Material Handling (Pty), Ltd. (South Africa)
                Yale Engineering Products (Pty.) Ltd. (South Africa)
                Yale Lifting Solutions (Pty.) Ltd. (South Africa)
                Yale Lifting Solutions Industrial (Pty.) Ltd. (South Africa)
    Columbus McKinnon Austria GmbH (Austria)
        Hebetechnik Gesellschaft GmbH (Austria)
    Columbus McKinnon Hungary Kft. (Hungary)
    Columbus McKinnon Russia LLC (Russia)
    Columbus McKinnon Polska Sp.z.o.o (Poland)
    Columbus McKinnon Switzerland AG (Switzerland)
    Columbus McKinnon Ireland, Ltd. (Ireland)
    Ferromet al Limitada (Portugal)
    Stahl Cranesystems GmbH (Germany)
        STAHL Cranesystems FZE (UAE)
    Columbus McKinnon Engineered Products GmbH (Germany)
        Verkehrstechnik Gmbh (Germany)
    Columbus McKinnon Latin America B.V. (The Netherlands)
            Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
            Columbus McKinnon de Uruguay, S.A. (Uruguay)
            Columbus McKinnon do Brazil Ltda. (Brazil)
            Columbus McKinnon de Panama S.A. (Panama)